Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q1 2017, UP 14.9%; ASSET GROWTH TO RECORD SIZE OF $4.6 BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 11, 2017—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $6,096,000 for the quarter ended March 31, 2017, or $1.09 per Class A share diluted, an increase of 14.9% compared to net income of $5,307,000, or $0.95 per Class A share diluted, for the same period a year ago. Total assets increased 2.6% from $4.5 billion at December 31, 2016 to $4.6 billion at March 31, 2017.

Net interest income totaled $20.5 million for the quarter ended March 31, 2017 compared to $17.9 million for the same period in 2016. The 14.6% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.18% on a fully taxable equivalent basis in 2016 to 2.16% for the same period in 2017. This was primarily the result of a decrease in rates on earning assets. The average balances of earning assets increased by 15.2% combined with a similar increase in average deposits. Also, interest expense increased 14.2% as a result of an increase in deposit balances.

The provision for loan losses decreased by $50,000 from $450,000 for the quarter ended March 31, 2016 to $400,000 for the same period in 2017, primarily as a result of changes in historical loss factors offset, somewhat, by an increase in loan balances. The Company’s effective tax rate increased from 1.2% for the first quarter of 2016 to 2.3% for the same period in 2017 primarily as a result of an increase in taxable income.

At March 31, 2017, total equity was $246.3 million compared to $240.0 million at December 31, 2016. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity, decrease in unrealized losses on securities available-for-sale, and amortization of the pension liability.

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The Company’s leverage ratio stood at 6.12% at March 31, 2017, compared to 6.28% at December 31, 2016. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of March 31, 2017 was $44.24 per share compared to $43.11 at December 31, 2016.

The Company’s allowance for loan losses was $24.8 million or 1.22% of loans outstanding at March 31, 2017, compared to $24.4 million or 1.27% of loans outstanding at December 31, 2016 and $23.5 million or 1.34% of loans outstanding at March 31, 2016. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to March 31, 2016, was primarily due to changes in portfolio composition and lower historical loss rates. Non-performing assets totaled $810,000 at March 31, 2017, compared to $1.1 million at December 31, 2016 and $1.5 million at March 31, 2016.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2017 to stockholders of record on May 1, 2017.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	March 31, 2017	December 31, 2016
Cash and Due From Banks	$65,100	$62,400
Federal Funds Sold and Interest-bearing Deposits In Other Banks	2,358	173,751

Short-term Investments	2,101	3,183

Securities Available-for-Sale (AFS)	509,900	499,297

Securities Held-to-Maturity	1,809,608	1,653,986

Federal Home Loan Bank of Boston stock, at cost	20,328	21,042

Loans:
Commercial & Industrial	649,326	612,503
Municipal	153,447	135,418
Construction & Land Development	10,773	14,928
Commercial Real Estate	732,151	696,173
Residential Real Estate	264,442	241,357
Consumer and Other	11,573	11,697
Home Equity	218,782	211,857

Total Loans	2,040,494	1,923,933
Less: Allowance for Loan Losses	24,827	24,406

Net Loans	2,015,667	1,899,527

Bank Premises and Equipment, net	23,471	23,417
Accrued Interest Receivable	10,187	9,645
Goodwill	2,714	2,714
Other Assets	115,951	113,646

Total Assets	$4,577,385	$4,462,608

Liabilities
Demand Deposits	$680,751	$689,286

Interest Bearing Deposits:
Savings and NOW Deposits	1,410,229	1,304,394
Money Market Accounts	1,132,021	1,181,179
Time Deposits	520,461	478,359

Total Interest Bearing Deposits	3,062,711	2,963,932

Total Deposits	3,743,462	3,653,218

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	189,920	182,280
Other Borrowed Funds	301,500	293,000

Total Borrowed Funds	491,420	475,280

Other Liabilities	60,092	57,986
Subordinated Debentures	36,083	36,083

Total Liabilities	4,331,057	4,222,567

Total Stockholders' Equity	246,328	240,041

Total Liabilities & Stockholders’ Equity	$4,577,385	$4,462,608

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2017 and 2016

(in thousands)

	Quarter ended March 31,
	2017	2016
Interest Income:
Loans	$15,100	$14,172
Securities Held-to-Maturity	9,535	7,812
Securities Available-for-Sale	1,611	964
Federal Funds Sold and Interest-bearing Deposits In Other Banks	393	315

Total Interest Income	26,639	23,263

Interest Expense:
Savings and NOW Deposits	1,227	838
Money Market Accounts	1,274	795
Time Deposits	1,651	1,358
Securities Sold Under Agreements to Repurchase	103	115
Other Borrowed Funds and Subordinated Debentures	1,928	2,307

Total Interest Expense	6,183	5,413

Net Interest Income	20,456	17,850
Provision For Loan Losses	400	450

Net Interest Income After
Provision for Loan Losses	20,056	17,400

Other Operating Income
Service Charges on Deposit Accounts	2,016	1,937
Lockbox Fees	771	789
Net Gain on Sales of Loans	101	—
Other Income	1,021	928

Total Other Operating Income	3,909	3,654

Operating Expenses
Salaries and Employee Benefits	11,143	9,776
Occupancy	1,741	1,579
Equipment	706	636
FDIC Assessment	438	568
Other	3,697	3,124

Total Operating Expenses	17,725	15,683

Income Before Income Taxes	6,240	5,371
Income Tax (Benefit) Expense	144	64

Net Income	$6,096	$5,307

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	March 31, 2017	March 31, 2016
Cash and Due From Banks	$75,497	$69,928
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	204,527	245,933

Securities Available-For-Sale (AFS)	533,486	414,483
Securities Held-to-Maturity (HTM)	1,751,435	1,434,888

Total Loans	1,984,700	1,786,909
Less: Allowance for Loan Losses	24,580	23,283

Net Loans	1,960,120	1,763,626

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(7,751)	(11,047)
Bank Premises and Equipment	23,569	24,013
Accrued Interest Receivable	10,015	8,133
Goodwill	2,714	2,714
Other Assets	116,347	109,806

Total Assets	$4,669,959	$4,062,477

Liabilities
Demand Deposits	$675,941	$557,116

Interest Bearing Deposits:
Savings and NOW Deposits	1,453,299	1,217,853
Money Market Accounts	1,216,690	976,910
Time Deposits	501,857	448,409

Total Interest Bearing Deposits	3,171,846	2,643,172

Total Deposits	3,847,787	3,200,288

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	200,457	222,579
Other Borrowed Funds	283,650	330,286

Total Borrowed Funds	484,107	552,865

Other Liabilities	58,663	55,639
Subordinated Debentures	36,083	36,083

Total Liabilities	4,426,640	3,844,875
Total Stockholders’ Equity	243,319	217,602

Total Liabilities & Stockholders’ Equity	$4,669,959	$4,062,477

Total Average Earning Assets—YTD	$4,474,148	$3,882,213

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2017	March 31, 2016

Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.09	$0.95
Return on average assets, year-to-date	0.53%	0.53%
Return on average stockholders’ equity, year-to-date	10.16%	9.81%
Net interest margin (taxable equivalent), quarter	2.16%	2.18%
Efficiency ratio, year-to-date—Non-GAAP (1)	64.0%	63.5%
Book value per share	$44.24	$39.66
Tangible book value per share—Non-GAAP (1)	$43.75	$39.18
Capital / assets	5.38%	5.45%
Tangible capital / tangible assets—Non-GAAP (1)	5.33%	5.38%

Common Share Data:
Average Class A shares outstanding, diluted, quarter & year	5,567,909	5,567,909
Shares outstanding Class A	3,600,729	3,600,729
Shares outstanding Class B	1,967,180	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.22%	1.34%
Nonaccrual loans	$810	$1,491
Nonperforming assets	$810	$1,491
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$3,492	$2,865
Net (recoveries) charge-offs, year-to-date	$(21)	$(19)

Leverage ratio	6.12%	6.72%
Common equity tier 1 risk weighted capital ratio	10.06%	9.83%
Tier 1 risk weighted capital ratio	11.27%	11.27%
Total risk weighted capital ratio	12.25%	12.24%
Total risk weighted assets	$2,532,933	$2,424,842

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:

Total operating expenses (numerator)	$17,725	$15,683

Net interest income	$20,456	$17,850
Total other operating income	3,909	3,654
Tax equivalent adjustment	3,336	3,175

Total income (denominator)	$27,701	$24,679

Efficiency ratio, year—Non-GAAP	64.0%	63.5%

Calculation of tangible book value per share:

Total stockholders’ equity	$246,328	$220,841
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$243,614	$218,127

Total shares outstanding at period end (denominator)	5,567,909	5,567,909

Tangible book value per share—Non-GAAP	$43.75	$39.18

Book value per share—GAAP	$44.24	$39.66

Calculation of tangible capital / tangible assets:

Total stockholders’ equity	$246,328	$220,841
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$243,614	$218,127

Total assets	$4,577,385	$4,054,797
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$4,574,671	$4,052,083

Tangible capital / tangible assets—Non-GAAP	5.33%	5.38%

Capital / assets—GAAP	5.38%	5.45%